Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D with respect to the common shares of beneficial interest, $0.001 par value per share, of Seven Hills Realty Trust, dated as of October 1, 2021, is, and any further amendments thereto, signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

October 4, 2021
(Date)

TREMONT REALTY CAPITAL LLC

/s/ Matthew P. Jordan
(Signature)
Matthew P. Jordan, President and Chief Executive Officer
(Name/Title)

THE RMR GROUP LLC

/s/ Matthew P. Jordan
(Signature)
Matthew P. Jordan, Executive Vice President and Chief Financial Officer
(Name/Title)

THE RMR GROUP INC.

/s/ Matthew P. Jordan
(Signature)
Matthew P. Jordan, Executive Vice President and Chief Financial Officer
(Name/Title)

ABP TRUST

/s/ Matthew P. Jordan
(Signature)
Matthew P. Jordan, Treasurer
(Name/Title)

ADAM D. PORTNOY

/s/ Adam D. Portnoy
(Signature)